AGREEMENT FOR A JOINT VENTURE

This Agreement for A Joint Venture (the "Agreement") is entered into by and between

Sino-Global Shipping America Limited ("SINO"), with its primary office located at 36-09 Main Street, Suite 9C-2, Flushing, NY 11354 U.S.A.

Rocklands Richfield Limited ("RCI"), with its primary office located at Level 3, South Shore Centre, 83 South Perth Esplanade, South Perth, Western Australia 6151, Australia

Formation of a joint venture

1. Both parties identify mutual benefits in forming a joint venture to conduct shipping operation with the current and potential customer resources.
2. The proposed joint venture will be registered in British Virgin Island.

3. The total investment to the proposed joint venture will be US$500,000, in which SINO will invest US$250,000 (50%) and RCI will invest US$250,000 (50%). Both parties commit to invest additional $500,000, each $250,000, depending on the operation expansion requirement of the proposed joint venture.
4. The proposed joint venture will be managed by a Board of Directors consisting of three members; one executive director jointly appointed by both parties and two non-executive directors, one from each party.

Scope of operation and benefit sharing

5. The main operation activities of the proposed joint venture will be shipping operation, with possible business expansion to other areas approved by the Board of the proposed joint venture.
6. The proposed joint venture will operate independently. The executive director will be imposed full power and responsibility by the Board in implementing the business strategies and business decision.
7. The executive director will commit to report at least quarterly to the Board on the joint venture's financial position and operation results.
8. As SINO is a NASDAQ listed company, the statements of financial position, operation results and cash flows have to be reviewed quarterly and audited at the fiscal year end. The review and audit reports have to be made available to both parties.
9. In the situation where the proposed joint venture generates profits, the proposed joint venture will distribute dividends based on shareholdings, that is, distribute 50% to SINO and 50% to RCI.
10. The proposed joint venture will distribute dividends to its shareholders every quarter based on the reviewed and audited operation results.
11. The distributed dividends should be no less than 60% of the joint venture's retained earnings available for distribution.

Others

12. Both parties agree to release the information contained in the Agreement to ASX and NASDAQ at the same time four working days after this Agreement is signed by both parties.

Signed by:

Sino-Global Shipping America Limited

Name: Lei Cao Position: Chairman, Chief Executive Officer

Signature: /s/ Lei Cao Date: 20th February 2009

Rocklands Richfield Limited

Name: Wu Pun Yan Position: Executive Chairman

Signature: /s/ Wu Pun Yan Date: 20th February 2009